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                                                                   EXHIBIT 10.78


[APCOA/STANDARD PARKING LETTERHEAD]




                   AMENDMENT OF PARKING MANAGEMENT AGREEMENT
                   -----------------------------------------

     THIS AMENDMENT OF PARKING MANAGEMENT AGREEMENT ("Amendment") is made and entered into as of this ____ day of ________, 2000 by and between SEAVIEW RESTAURANTS, INC. (hereinafter referred to as "Owner"), and APCOA/STANDARD PARKING, INC., a Delaware corporation and successor in interest to Executive Parking, Inc. (hereinafter referred to as "Operator"),


                                   RECITALS:
                                   ---------

     A. Owner is the concessionaire under a Concession Agreement with the County of Los Angeles dated as of November 1, 1997, as amended, with respect to certain restaurant and related operations on real property controlled by said County, which real property includes that certain parking lot described as follows: Gladstone's 4 Fish Parking Lot, 17300 Pacific Coast Highway, Pacific Palisades, California ("Parking Lot").

     B. Owner and Operator are parties to a certain Parking Management Agreement dated January 19, 1995 ("Agreement"), pursuant to which Operator provides parking services at the Parking Lot, all as further described in the Agreement.

     C. Owner and Operator desire to amend the Agreement upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, Owner and Operator agree as follows:

     1. RECITALS. The above recitals are true and correct and incorporated herein. The terms defined in the Agreement shall have the same meanings when used herein, unless expressly defined otherwise herein.

     2. EXTENSION OF TERM. The term of the Agreement, currently month-to-month, is hereby extended for a fixed term of two (2) years, from January 1, 2001, through and including December 21, 2002 ("Extended Term"), and automatically continuing thereafter from month to


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     3.   TERMINATION RIGHTS. From the date of this Amendment and through the duration of the Extended Term, the Agreement may be terminated only for cause. Causes for termination shall include: (a) default (subject to the defaulting party's right to written notice and right to cure, as described in Section 7 herein); (b) termination or expiration of Owner's Concession Agreement with the County, without replacement thereof; and (c) any inability to use the Parking Lot for parking purposes in connection with Owner's operations (for example, but without limitation, eminent domain proceedings or damage or destruction of the underlying real property). During any month to month extension beyond the Extended Term, either party may terminate the Agreement, without cause, upon at least 30 days prior written notice to the other party.

     4. MANAGEMENT FEES. During the Extended Term and any further extension of the Agreement, Operator's base management fee and incentive management fee shall continue to be determined as set forth in Section 4 of the Agreement. However, Operator agrees that any portion of the incentive management fee based on net operating profit over $200,000 but less than $210,000 shall be paid to Operator's staff at the Parking Lot ("Staff's Share of the Incentive Fee"). Operator shall have sole discretion as to how the Staff's Share of the Incentive Fee shall be allocated among the Parking Lot staff. In addition, for purposes of calculating the Staff's Share of the Incentive Fee, Park Media Revenues (defined in Section 5 herein) shall not be included in the calculation of net operating profit. Park Media Revenues for all other purposes are included in the calculation of net operating profit and Operator's incentive management fee.

     5. PARK MEDIA REVENUES. Subject to Owner's approval, which approval may not be unreasonably withheld or delayed, Operator shall have the right to use the Parking Lot for advertising, staging of promotional events and distribution of product samples (collectively, "Park Media Events") and the revenues from such Park Media Events shall be deemed gross revenues and included in the calculation of Operator's incentive management fee.

     6. LOAN TO OWNER. During calendar year 2000 and during each year of the Extended Term, upon request of Owner, Operator shall loan to Owner an amount (each such loan, a "Loan to Owner") not to exceed One Hundred Fifty Thousand Dollars ($150,000) in any calendar year. Said annual Loan to Owner shall not be made prior to November 1, nor later than December 31, of any calendar year. The annual Loan to Owner, plus interest at the prime rate of interest as published in The Wall Street Journal as of the date said loan is made, shall be repaid to Operator by Owner by July 31 of the calendar year immediately following the calendar year in which the Loan to Owner is made (thus, for example, a Loan to Owner made in December 2000 must be repaid to Operator by July 31, 2001). Accordingly, in order to repay the Loan to Owner, plus interest as aforesaid, Operator is hereby authorized to retain all net operating profit derived from the Parking Lot operations (including Park Media revenues) from the date each Loan to Owner is made until



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such time as Operator is repaid in full. The interest hereunder shall be charged on the unpaid balance of the Loan to Owner, less any net operating profit retained by Operator.

     Although the Agreement is terminable only for cause, as set forth in this Amendment, if the Agreement should terminate for any reason prior to complete repayment of the Loan to Owner, plus interest as aforesaid, or if the Parking Lot's net operating income should be insufficient to fully repay Operator by September 30 of the calendar year immediately following the calendar year in which the Loan to Owner is made, then Owner shall reimburse the unpaid amount as of the date of such early termination or as of such September 30, as applicable. In the event Owner should fail to repay the Loan to Owner plus accrued interest when due hereunder, Operator shall be entitled to: (a) recover from Owner its costs and fees, including, without limitation, reasonable attorneys fees and court costs, incurred in attempting to enforce its rights hereunder; and (b) pursue any and all other remedies available at law or in equity to collect the amounts due.

     7. DEFAULT. Either party shall have the right to terminate the Agreement upon a breach by the other party of any of the covenants, terms and conditions of the Agreement, provided the defaulting party first receives written notice of such breach and fails to remedy same within thirty (30) days after said notice thereof is received, or fails to commence curing such breach within said thirty-day period in the event such breach cannot be reasonably cured within thirty days.

     Either party shall also have the right to terminate this Amendment of Parking Management Agreement in the event the other party files a voluntary petition or similar action in bankruptcy, insolvency, receivership or makes an assignment for the benefit of creditors, which action is not dismissed within sixty (60) days.

     8. NOTICES. Any notice or communication required to be given to or served upon either party hereto shall be given or served by personal service or express delivery or by mailing the same, postage prepaid, by United States registered or certified mail, return receipt requested, at the following addresses:

          TO OWNER:       SEAVIEW RESTAURANTS, INC.
                          17383 Sunset Blvd., Suite 140
                          Pacific Palisades, CA 90272

          TO OPERATOR:    APCOA/STANDARD PARKING, INC.
                          707 Wilshire Boulevard, 35th Floor
                          Los Angeles, CA 90017


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          With copy to:        APCOA/STANDARD PARKING, INC.
                               Attn: Legal Dept.
                               900 N. Michigan Avenue
                               Suite 1600
                               Chicago, IL 60611


     Either party may designate a substitute address at any time hereafter by written notice thereof to the other party.

     9. NO OTHER CHANGES. Except as modified herein, the Agreement remains in full force and effect upon its original terms and conditions.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment of Parking Management Agreement the date first above written.



OWNER

SEAVIEW RESTAURANTS, INC.


By:     /s/ ALAN REDHEAD
   ----------------------------------------
(Name)  Alan Redhead, C.E.O.



OPERATOR

APCOA/STANDARD PARKING, INC.


By:  /s/ EDWARD SIMMONS
   ----------------------------------------
    Edward Simmons
    Chief Executive Officer, Western Region



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